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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80594, 33-53432, 33-45469, 33-41945, 33-25230,
33-19851 and 33-16625) pertaining to the Komag, Incorporated Employee Stock Purchase Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Dastek International Stock Option Plan and the Dastek, Inc. 1992 Stock Option Plan of our report dated January 31, 1995 with respect to the consolidated financial statements and schedule of Komag, Incorporated included in this Amendment No. 1 to Annual Report (Form 10-K/A) for the year ended January 1, 1995.


                                                Ernst & Young LLP

San Jose, California
August 24, 1995